Exhibit 20.1



Creation Date Fri Aug 21, 1998  12:09 PM                            Page    1
CMB95B

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 33 Beginning Date                     07/01/1998
Due Period 33 End Date                           07/31/1998
Determination Date                               08/10/1998
Remittance Date                                  08/17/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 15.2840401033

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.8894265481

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 225,516.84
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.1507502619

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 4,038,096.00
      B. From Current Period                                     $ 3,894,382.77
      C. Change in Amount Between Periods (Lines B - A)           $ -143,713.23

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 247,755,848.20
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.165616275106

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 13,531,010.47
      B. Available Cash Collateral Amount Percentage            5.000000001663%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 13,531,010.47
      B. For the Next Collection Period                         $ 12,387,792.41